Exhibit 99.1

PRESS RELEASE DATED October 23, 2003

PRESS RELEASE

For Immediate Release

FOR FURTHER INFORMATION CONTACT

MICHAEL SCHRADLE
CHIEF FINANCIAL OFFICER
MICRO LINEAR CORPORATION
2050 CONCOURSE DRIVE
SAN JOSE, CA 95131
(408) 433-5200
mailto:schradle.michael@microlinear.com

Micro Linear Announces Third Quarter 2003 Financial Results

SAN JOSE, California, October 23, 2003 — Micro Linear Corporation (NASDAQ: MLIN) announced today its financial results for the third quarter and nine months ended September 30, 2003.

Net revenues for the third quarter of 2003 were $5.8 million, a decrease of 8% from $6.3 million in net revenues for the second quarter of 2003, and a decrease of 37% from $9.3 million in net revenues for the comparable third quarter of 2002. Gross margin for the third quarter of 2003 was $2.4 million, down 5% from $2.5 million for the second quarter of 2003, and down 54% compared to $5.3 million in gross margin for the third quarter of 2002. The decrease in revenues compared to the prior quarter and the comparable third quarter of 2002 is primarily due to decreasing selling prices of the Company’s wireless transceivers. The Company reported a net loss for the third quarter of 2003 of $2.5 million, or $0.20 per share, compared to a net loss of $3.3 million, or $0.27 per share for the second quarter of 2003, and a $3.4 million profit, or $0.28 per share during the third quarter of 2002.

During the quarter, the Company reviewed its real estate assets and determined that their carrying value exceeded the current estimated fair market value. Accordingly, the Company recorded an impairment charge of $1.5 million. In addition, the results include restructuring charges of $0.1 million recorded in the current quarter and $1.0 million in restructuring charges recorded in the second quarter of 2003. The Company’s profits in the third quarter of 2002 were due mainly to income tax benefits of $4.0 million resulting from net operating loss carrybacks.

Net revenues for the nine months ended September 30, 2003 were $16.9 million, compared to $23.8 million for the same period in 2002. Gross margin for the first nine months of 2003 totaled $7.4 million , down $6.1 million from $13.5 million for the first nine months of 2002. The Company reported a net loss of $8.4 million, or $0.69 per share, for the first nine months of 2003, after the $1.5 million asset impairment charge and restructuring charges of $1.1 million, compared to a net loss of $0.5 million, or $0.04 per share, for the first nine months of 2002. The 2002 net loss was after recognition of $4.0 million in income tax benefits resulting from net operating loss carrybacks.

Micro Linear Press Release Micro Linear Announces Third Quarter 2003 Financial Results	October 23, 2003

Cash and short-term investments totaled $18.6 million at September 30, 2003, compared to $19.0 million at June 30, 2003 and $25.5 million at December 31, 2002.

“Our third quarter results were consistent with our expectations,” said Timothy A. Richardson, Micro Linear’s President and CEO. “We believe we have sized the company to prudently control spending during this time of extreme price erosion.” Mr. Richardson added, “One year ago we began a major transition of the Company toward new wireless products which we believe would better serve our current customer base while also putting us in a position to expand into new markets. Our current quarter only reflects results based on our mature product family. With an expanding customer base for our current product family, the anticipated introduction of new product families in 2004 and continued controls on spending , we believe that Micro Linear is positioned for growth next year.”

About Micro Linear Corporation:

Micro Linear Corporation is a fabless semiconductor company specializing in high data rate wireless integrated circuit solutions. These transceivers can be used in streaming wireless applications such as cordless phones, wireless speakers and headphones, security cameras, game controllers, headsets and other personal electronic appliances. Headquartered in San Jose, California, Micro Linear’s products are available through its authorized representatives and distributors worldwide.

Except for the historical information contained herein, the statements in this press release, including, but not limited to, the Company’s beliefs regarding its abilities to control spending and results, if any, of the Company’s cash conservation efforts, the results to be derived, if any, from the Company’s new wireless products and the Company’s ability to expand into new markets, the expansion of the Company’s current customer base, the Company’s ability to introduce new product families in 2004 and the benefits of such new products, and the ability of the Company to grow in 2004 are forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the risks associated with the cyclical nature of the semiconductor industry; changes in the average selling prices of the Company’s products; the level of product orders; the ability of customers to cancel, delay or otherwise change orders without significant penalty; new product announcements or introductions by competitors; the market’s acceptance of the Company’s products; the impact of the Company’s recent restructuring; and other factors that may cause the Company’s business or operating results to fluctuate in the future. Additional risks are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s quarterly report on Form 10-Q for the period ended June 30, 2003. Statements included in this release are based on information known to the Company as of the date of this release, and the Company assumes no obligation to update information contained in this release.

Micro Linear Press Release Micro Linear Announces Third Quarter 2003 Financial Results	October 23, 2003

MICRO LINEAR CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED
(IN THOUSANDS)

	SEP 30	DEC 31
	2003	2002

ASSETS
CURRENT ASSETS
CASH AND SHORT-TERM INVESTMENTS	$18,622	$25,505
ACCOUNTS RECEIVABLE, net	1,673	1,015
INVENTORIES	2,138	2,212
OTHER CURRENT ASSETS	744	2,171

TOTAL CURRENT ASSETS	23,177	30,903
PROPERTY, PLANT & EQUIPMENT, NET	5,995	8,092
OTHER ASSETS	26	27

TOTAL ASSETS	$29,198	$39,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
ACCOUNTS PAYABLE	$1,828	$2,076
ACCRUED LIABILITIES	3,261	4,333
CURRENT PORTION OF LONG-TERM DEBT	279	239

TOTAL CURRENT LIABILITIES	5,368	6,648
LONG-TERM DEBT	1,829	2,064

TOTAL LIABILITIES	7,197	8,712

STOCKHOLDERS’ EQUITY
COMMON STOCK	15	15
ADDITIONAL PAID-IN CAPITAL	60,498	60,352
ACCUMULATED OTHER COMPREHENSIVE INCOME	2	24
ACCUMULATED DEFICIT	(18,281)	(9,848)
TREASURY STOCK	(20,233)	(20,233)

TOTAL STOCKHOLDERS’ EQUITY	22,001	30,310

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,198	$39,022

Micro Linear Press Release Micro Linear Announces Third Quarter 2003 Financial Results	October 23, 2003

MICRO LINEAR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED

	THREE MONTHS ENDED		NINE MONTHS ENDED

	Sep 30, 2003	Sep 30, 2002	Sep 30, 2003	Sep 30, 2002

NET REVENUES	$5,818	$9,286	$16,851	$23,762
COST OF REVENUES	3,410	4,030	9,418	10,269

GROSS MARGIN	2,408	5,256	7,433	13,493
OPERATING EXPENSES:
RESEARCH AND DEVELOPMENT	1,712	3,891	7,477	12,160
SELLING, GENERAL AND ADMINISTRATIVE	1,567	2,029	5,836	6,115
IMPAIRMENT IN CARRYING VALUE OF LAND AND BUILDINGS	1,500	—	1,500	—
RESTRUCTURING CHARGES	108	—	1,062	—

TOTAL OPERATING EXPENSES	4,887	5,920	15,875	18,275
LOSS FROM OPERATIONS	(2,479)	(664)	(8,442)	(4,782)
INTEREST AND OTHER INCOME	80	135	237	571
INTEREST AND OTHER EXPENSE	(63)	(65)	(156)	(199)

LOSS BEFORE INCOME TAXES	(2,462)	(594)	(8,361)	(4,410)
PROVISION (BENEFIT) FOR INCOME TAXES	22	(3,989)	72	(3,910)

NET INCOME(LOSS)	(2,484)	3,395	(8,433)	(500)

NET EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE:
NET INCOME (LOSS) PER SHARE	$(0.20)	$0.28	$(0.69)	$(0.04)

NUMBER OF SHARES USED IN PER SHARE COMPUTATION	12,250	12,079	12,220	12,068

DILUTED EARNINGS PER SHARE:
NET INCOME (LOSS) PER SHARE	$(0.20)	$0.28	$(0.69)	$(0.04)

NUMBER OF SHARES USED IN PER SHARE COMPUTATION	12,250	12,239	12,220	12,068

SOURCE: Micro Linear Corporation